EXHIBIT 15.1

January 30, 2006

The Board of Directors and Stockholders, Sun Microsystems, Inc.

We are aware of the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-18602, 33-25860, 33-33344, 33-38220, 33-51129, 33-56577, 333-09867, 333-34543, 333-34651, 333-38163, 333-40677, 333-40675, 333-59503, 333-62987, 333-65531, 333-67183, 333-72413, 333-86267, 333-89391, 333-90907, 333-35796, 333-45540, 333-48080, 333-49788, 333-52314, 333-56358, 333-59466, 333-61120, 333-62034, 333-68140, 333-73218, 333-98097, 333-100189, 333-101332, 333-101323, 333-108639, 333-109303, 333-111968, 333-114550, 333-114551, 333-122586, 333-127063, 333-128324 and 333-128325; and Form S-3 No. 333-81101) of Sun Microsystems, Inc. of our report dated November 2, 2005 and January 20, 2006 relating to the unaudited condensed consolidated interim financial statements of Sun Microsystems, Inc. that are included in its Form 10-Q for the quarters ended September 25, 2005 and December 25, 2005.

Very truly yours,

/s/    ERNST & YOUNG LLP